EXHIBIT 99B.5

STATEMENTS OF INCOME                   U S WEST COMMUNICATIONS, Inc.
(UNAUDITED)
                                           Quarter Ended
                                             March 31,
Dollars in millions                       1995      1994    % Change
- --------------------------------------------------------------------
OPERATING REVENUES
  Local service                          $1,050      $985       6.6
  Access charges - interstate               589       562       4.8
  Access charges - intrastate               188       174       8.0
  Long distance network service             299       351     (14.8)
  Other services                            151       146       3.4
                                      ------------------------------
   Total operating revenues               2,277     2,218       2.7
                                      ------------------------------
OPERATING EXPENSES
  Employee-related expenses                 730       717       1.8
  Other operating expenses                  391       398      (1.8)
  Taxes other than income taxes             103        97       6.2
  Depreciation and amortization             494       465       6.2
                                      ------------------------------
   Total operating expenses               1,718     1,677       2.4
                                      ------------------------------
     Income from operations                 559       541       3.3

  Interest expense                           91        80      13.8
  Gain on sales of rural
   telephone exchanges                       63        24        -
  Other expense - net                        13        10      30.0
                                      ------------------------------

   Income before income taxes               518       475       9.1

  Provision for income taxes                195       178       9.6
                                      ------------------------------

NET INCOME                                 $323      $297       8.8
                                      ==============================






<F1>
Note: Certain reclassifications within the financial statements have been made to conform to the current year presentation.

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